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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 16, 2000, except as to Note 15 which is as of November 30, 2000 and December 8, 2000, and Note 16, which is as of December 22, 2000, relating to the financial statements and financial statement schedule of Kulicke and Soffa Industries, Inc. which appears in the Kulicke and Soffa Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 19, 2001